UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2018

TRICIDA, INC. (Exact name of Registrant as specified in its charter)

Delaware	001-38558	46-3372526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7000 Shoreline Court
Suite 201
South San Francisco, CA 94080
(Address of principal executive offices)
Registrant’s telephone number, including area code: (415) 429-7800
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2018, Tricida, Inc. (the “Company”), as borrower, Hercules Capital, Inc. as administrative agent (the “Agent”), and each of the financial institutions party thereto as lenders, entered into the Second Amendment to Loan and Security Agreement (the “Amendment”), which amended certain terms of the Loan and Security Agreement, dated as of February 28, 2018 (as amended, modified or supplemented from time to time including but not limited to that certain First Amendment to Loan and Security Agreement and First Amendment to Warrants dated as of April 10, 2018, the "Loan Agreement"). After giving effect to the Amendment, the Company modified the Loan Agreement, which continues to provide for a loan in an aggregate principal amount of up to $100.0 million to be funded in five tranches subject to certain performance-based milestones. The first tranche, in the amount of $25.0 million, was funded on the closing date of the Loan Agreement. The second tranche, which can be drawn down on or before December 31, 2018, was reduced from $25.0 million to $15.0 million. The third tranche, which will be available on or before December 31, 2019 on the condition that the Company submits a New Drug Application, or NDA, to the United States Food and Drug Administration, or FDA, which the FDA accepts for review, was increased from $15.0 million to $35.0 million. The fourth tranche of $10.0 million, which will be available on or before December 15, 2020, provided that the Company obtains product approval from the FDA for the NDA for TRC101, is unchanged. The fifth tranche, which will be available on or before December 31, 2020, upon request by the Company and the approval of Hercules’ investment committee was reduced from $25.0 million to $15.0 million.

The description of the Amendment herein is qualified by reference to the copy of the Amendment filed as Exhibit 10.1 to this report, which is incorporated by reference into this report in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

10.1
Second Amendment to Loan and Security Agreement, dated as of October 15, 2018, among the Registrant, Hercules Capital, Inc. and the several banks and other financial institutions or entities from time to time parties thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2018	TRICIDA, INC.

	By:	/s/ Geoffrey M. Parker
	Name:	Geoffrey M. Parker
	Title:	Chief Financial Officer and Senior Vice President